SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2007

SUB-URBAN BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-109903	47-0926492
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		ID Number)

8723 Bellanca Avenue, Building A, Los Angeles, CA 90045
  (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 670-0132

2222 E. Washington Blvd, Suite B Los Angeles, CA 90021
  (Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

On May 25, 2007, the Company entered into securities purchase agreements (the “May 25 Agreements”) with accredited investors (the “Investors”) in connection with an advance of $37,500 received on May 22, 2007 and proceeds of $20,000 received on May 25, 2007.

Pursuant to the May 25 Agreements, the Company sold 10% Subordinated Promissory Notes in the aggregate principal amount of $57,500 (the “May 25 Notes”), 345,000 restricted shares of the Company’s Common Stock, and warrants to purchase 230,000 shares of the Company’s restricted Common Stock at $0.15 per share. The May 25 Notes are due and payable at the earlier of (i) May 23, 2008 or (ii) upon the occurrence of an event of default, as defined therein.

The Company may (i) prepay the outstanding principal balance and unpaid accrued interest on the Notes in full or (ii) convert the outstanding principal balance and unpaid accrued interest on the Notes into shares of the Company’s Common Stock (“Conversion Shares”) at a conversion price per share equal to 50% of the average market price during the five (5) days prior to conversion, immediately prior to or concurrently with the consummation of any sale of securities of the Company occurring after the date of the Agreement and having gross proceeds to the Company of at least $1,000,000.

In connection with the Agreements, the Company agrees to file registration statements with the Commission in order to register the Shares, together with any Bonus Shares (as such term is defined below) (collectively, the “Registrable Shares”), for resale and to cause such registration to be declared effective by the Commission within seven (7) months of the date of issuance of the applicable Notes. In the event that the registration statement is not declared effective by the Commission on or before the seven-month anniversary of the date of issuance of the applicable Notes, the Company shall, at the first day of each calendar month thereafter and continuing for so long as the Registrable Shares are not registered, issue 34,500 shares of Common Stock to the Investors under the May 25 Agreements. The Investors have specifically acknowledged and agreed that the SEC may request that the number of shares in any registration statements filed by the Company for selling shareholders be cut back or registration delayed pursuant to the SEC’s interpretation of Rule 415 or other rules and regulations promulgated under the Securities Act of 1933, as amended. The Investors have agreed that any such cut backs or delays in registration shall not be a breach of the Company’s obligation to register the Registrable Shares and shall not result in payment of Bonus Shares hereby.

The Chief Executive Officer of the Company, Joe Shortal, personally guaranteed payment in full of all principal, interest and other monetary obligations of the Company under the Notes.

The securities issued under the Agreements were offered and sold to the Investors in private placement transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated there under.   The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing descriptions of the Agreements and Notes, together with the related warrant agreements are qualified in their entirety by reference to the full text of the form of the agreements, notes and related warrant agreements, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement and 10% Promissory Note

4.2	Form of Warrant Agreement for the purchase of common shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUB-URBAN BRANDS, INC

Date: May 31, 2007	/s/ Jack Mott
Jack Mott, Chief Financial Officer and Chief Operating Officer

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